As filed with the Securities and Exchange Commission on September 24, 2020 Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑3
REGISTRATION STATEMENT
Under The Securities Act of 1933

NUTANIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	27-0989767
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1740 Technology Drive, Suite 150 San Jose, California 95110 (408) 216-8360
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Dheeraj Pandey Chief Executive Officer and Chairman Nutanix, Inc. 1740 Technology Drive, Suite 150 San Jose, California 95110 (408) 216-8360
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Tyler Wall, Esq. Olive Huang, Esq. Nutanix, Inc. 1740 Technology Drive, Suite 150 San Jose, California 95110 (408) 216-8360	Jeffrey D. Saper, Esq. Mark B. Baudler, Esq. Bradley L. Finkelstein, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, $0.000025 par value per share	40,229,465	$21.40	$860,910,551.00	$111,746.19

(1) Represents the maximum number of shares of Class A common stock, par value $0. 000025 per share (“Class A common stock”) issuable upon conversion of the 2.50% Convertible Senior Notes due 2026 (the “Notes”), which consist of (i) $750,000,000 in aggregate principal amount currently owned by the selling securityholder named herein plus (ii) the additional principal amount at maturity of the Notes that would be outstanding if all interest payments over the term of the Notes were paid in kind, at a conversion rate corresponding to the maximum conversion rate of 46.2107 shares of our Class A common stock per $1,000 principal amount of the Notes. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering such indeterminate number of shares of Class A common stock as may be issued from time to time upon conversion of the Notes as a result of the anti-dilution provisions and other adjustment clauses thereof.

(2) Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low sale prices of the Class A common stock of Nutanix, Inc. as reported on The Nasdaq Global Select Market on September 21, 2020.

40,229,465 Shares
Nutanix, Inc.
Class A Common Stock
This prospectus relates to the potential sale or disposition from time to time by BCPE Nucleon (DE) SPV, LP, an entity affiliated with Bain Capital, LP (“Bain”), of some or all of the shares of our Class A common stock, par value $0.000025 (“Class A common stock”) issuable upon conversion of our 2.50% Convertible Senior Notes due 2026 (the “Notes”), if any, in any manner described under “Plan of Distribution” in this prospectus. For purposes of this prospectus, Bain includes its permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of Bain’s interests. The Notes were acquired from us in a private placement that closed on September 24, 2020 and is more fully described in the section entitled “Prospectus Summary – Our Business—Bain Transaction.” We will receive no proceeds from any sale by Bain of the shares of Class A common stock offered by this prospectus and any prospectus supplement, but in some cases we have agreed to pay certain registration expenses. Please read this prospectus and any applicable prospectus supplement carefully before you invest.
Our Class A common stock is listed on The Nasdaq Global Select Market (“Nasdaq Stock Market”) under the symbol “NTNX.” On September 21, 2020, the closing sale price for our Class A common stock on the Nasdaq Stock Market was $21.64 per share.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission.
See the section of this prospectus captioned “Risk Factors” beginning on page 4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 24, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. By using a shelf registration statement, Bain may offer and sell the securities described in this prospectus in one or more offerings or resales.
Information about Bain may change over time. Any changed information given to us by Bain will be set forth in a prospectus supplement if and when necessary. Further, in some cases, Bain will also be required to provide a prospectus supplement containing specific information about the terms on which it is offering and selling shares of common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus (as supplemented and amended). We have not authorized anyone to provide you with information that is different from that contained in this prospectus (as supplemented and amended). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus (as supplemented and amended) does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus (as supplemented and amended) is accurate as of any dates other than their respective dates.
We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of our securities being offered.
Unless the context otherwise indicates, references in this prospectus to “Nutanix,” the “Company,” “we,” “our” and “us” refer, collectively, to Nutanix, Inc., a Delaware corporation, and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement include or may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are generally written in the future tense and/or are preceded by words such as “will,” “may,” “should,” “could,” “expect,” “suggest,” “believe,” “anticipate,” “intend,” “plan,” or other similar words. Forward-looking statements contained in this prospectus include, but are not limited to, statements regarding our future financial and operating performance, anticipated strategies and growth, leadership structure, the investment by Bain (as defined below), the use of the proceeds and benefits thereof, and potential impacts of the COVID-19 outbreak on our business, financial condition, and results of operations. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected.
Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, operating results, cash flows or prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus are based on information currently available to us and expectations and assumptions that we deem reasonable at the time the statements were made. We do not undertake any obligation to update any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus or in any of our other communications, except as required by law. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.
Many factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference herein and therein, including those detailed in the Risk Factors section of any Annual Report on Form 10-K incorporated by reference in this prospectus and in the section of any related prospectus supplement entitled “Risk Factors.”

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Class A common stock. You should read the following summary together with the more detailed information regarding our company, the Class A common stock being registered under this prospectus, and our financial statements and notes thereto incorporated by reference in this prospectus before deciding whether to invest in our Class A common stock.
OUR BUSINESS

We provide a leading enterprise cloud platform, which we call the Nutanix Cloud Platform, that consists of software solutions and cloud services that power our customers’ hybrid cloud and multicloud strategies. We seek to provide an enterprise cloud platform that empowers our customers to unify various clouds - private, public, distributed - into one seamless cloud, allowing enterprises to choose the right cloud for each application. Our enterprise cloud platform allows enterprises to simplify the complexities of a multicloud environment with automation, cost governance and compliance.
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We were incorporated in the State of Delaware in September 2009. Our principal executive offices are located at 1740 Technology Drive, Suite 150, San Jose, California, 95110, and our telephone number is (408) 216-8360. Our website address is www.nutanix.com. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus.

Bain Transactions
On August 26, 2020, we entered into an investment agreement (the “Investment Agreement”) with Bain relating to the issuance and sale to Bain of $750,000,000 in aggregate principal amount of our 2.50% Convertible Senior Notes due 2026 (the “Notes”). The transactions contemplated by the Investment Agreement closed on September 24, 2020. The Notes are governed by an indenture (the “Indenture”) between us and U.S. Bank National Association, as trustee. The Notes bear interest at a rate of 2.50% per annum, with such interest to be paid in kind on the Notes held by Bain through an increase in the principal amount of the Notes and in cash on the Notes transferred to entities not affiliated with Bain. Interest on the Notes will accrue from the date of issuance and be added to the principal amount on a semi-annual basis thereafter. Subject to all applicable conversion restrictions, the Notes are convertible at the option of the holder at any time until the close of business on the scheduled trading day immediately preceding the maturity date, including in connection with a redemption by us. The Notes will be convertible into shares of our Class A common stock based on an initial conversion rate of 36.0360 shares of Class A common stock per $1,000 principal amount of the Notes (which is equal to an initial conversion price of $27.75 per share), in each case subject to customary anti-dilution and other adjustments, including in connection with any make-whole adjustment (as described in the Indenture) as a result of certain extraordinary transactions. In addition, at the one-year anniversary of the date of the Notes, depending on the achievement of financial milestones, the conversion price may be subject to an additional, one-time adjustment, to an amount in the range of $25.25 to $27.75 per share.
We sold the Notes in a transaction exempt from the registration requirements of the Securities Act, and expect to rely on an exemption for any issuance of the shares of Class A common stock issuable upon conversion of the Notes.

THE OFFERING

Class A common stock offered by the selling stockholders
Bain may offer and sell some or all of the 40,229,465 shares of our Class A common stock that may be issued upon conversion of the Notes (including any Notes to be issued as payment in kind interest on the outstanding Notes over the term of the Notes) in any manner described under “Plan of Distribution” in this prospectus. Throughout this prospectus, when we refer to the shares of our Class A common stock being registered on behalf of Bain, we are referring to the shares of Class A common stock that may be issued upon conversion of the Notes.

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol	NTNX
Use of proceeds
Bain will receive all of the proceeds from the sale under this prospectus of the Notes and the shares of Class A common stock issuable upon conversion of the Notes, if any. We will not receive any proceeds from such sales.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risks, uncertainties and assumptions under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended July 31, 2020, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Securities Exchange Commission (“SEC”) in the future and any prospectus supplement related to a particular offering, together with all of the other information included in or incorporated by reference into this prospectus, before making an investment decision. The risks and uncertainties described in this prospectus or any other document incorporated by reference into this prospectus may not be the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of the risks actually occur, our business, financial condition, operating results, cash flows and prospects could be materially and adversely affected, causing the trading price of our Class A common stock to decline. In that event, the market price of our Class A common stock could decline, and you could lose part or all of your investment.

USE OF PROCEEDS
Bain will receive all of the proceeds from the sale under this prospectus of the Notes and the shares of Class A common stock issuable upon conversion of the Notes, if any. We will not receive any of the proceeds from such sales.

DESCRIPTION OF CAPITAL STOCK
The following description of the capital stock of Nutanix is a summary. This summary is not complete and is subject to and qualified in its entirety by reference to the complete text of our amended and restated certificate of incorporation and our amended and restated bylaws, each previously filed with the Securities and Exchange Commission and incorporated by reference as an exhibit to this prospectus, as well as to the relevant provisions of the general corporation law of the state of Delaware (the “DGCL”). We encourage you to read our amended and restated certificate of incorporation, amended and restated bylaws and the applicable provisions of the DGCL carefully.
General
Our authorized capital stock consists of 1,400,000,000 shares, with a par value of $0.000025 per share, of which:
•1,000,000,000 shares are designated as Class A common stock;
•200,000,000 shares are designated as Class B common stock; and
•200,000,000 shares are designated as preferred stock.
Our board of directors is authorized, without stockholder approval, except as required by the listing standards of The Nasdaq Global Select Market, to issue additional shares of our capital stock. Only our Class A common stock is registered under Section 12 of the Exchange Act.
Common Stock
Voting Rights
Holders of our Class A common stock and Class B common stock have identical rights, provided however that, except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law, on any matter that is submitted to a vote of our stockholders, holders of Class A common stock are entitled to one vote per share of Class A common stock and holders of Class B common stock are entitled to 10 votes per share of Class B common stock. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by Delaware law or our amended and restated certificate of incorporation. Delaware law could require either holders of our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:
•if we were to seek to amend our amended and restated certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and
•if we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.
We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation and amended and restated bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each class serving staggered three-year terms. Only one will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
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No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Economic Rights
Except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law, shares of Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation those described below.
Dividends and Distributions
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock are entitled to share equally, identically and ratably, on a per share basis, with respect to any dividend or distribution of cash, property or shares of our capital stock paid or distributed by us, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class. In the event a dividend or distribution is paid in the form of shares of Class A common stock or Class B common stock or rights to acquire shares of such stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock shall receive Class B common stock, or rights to acquire Class B common stock, as the case may be.
Liquidation Rights
Upon our liquidation, dissolution or winding-up, the holders of Class A common stock and Class B common stock are entitled to share equally, identically and ratably in all assets remaining after the payment of any liabilities and the liquidation preferences and any accrued or declared but unpaid dividends, if any, with respect to any outstanding preferred stock, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.
Change of Control Transactions
Upon (A) the closing of the sale, transfer or other disposition of all or substantially all of our assets, (B) the consummation of a merger, reorganization, consolidation or share transfer which results in our voting securities outstanding immediately prior to the transaction (or the voting securities issued with respect to our voting securities outstanding immediately prior to the transaction) representing less than a majority of the combined voting power of our voting securities or the voting securities of the surviving or acquiring entity, (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons of securities of the company if, after closing, the transferee person or group would hold 50% or more of our outstanding voting stock (or the outstanding voting stock of the surviving or acquiring entity), (D) any voluntary or involuntary liquidation, dissolution or winding-up, or (E) the issuance by us of voting securities representing more than 2% of our total voting power to a person who held 50% or less of our total voting power immediately prior to such transaction and who following such transaction holds more than 50% of our total voting power, the holders of Class A common stock and Class B common stock will be treated equally and identically with respect to shares of Class A common stock or Class B common stock owned by them, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.
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Subdivisions and Combinations
If we subdivide or combine in any manner outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class will be subdivided or combined in the same manner, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting as a separate class.
Preferred Stock
Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 200,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the powers, designations, preferences and relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of preferred stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, right and terms of redemption (including any sinking fund provisions), redemption price or prices, and liquidation preferences of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease the number of shares of any series of preferred stock,(but not below the number of shares of that series then outstanding), without any further vote or action by our stockholders.
Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise.
These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.
Dual Class Stock. Our amended and restated certificate of incorporation provides for a dual class common stock structure, which provides certain of our investors and certain of our executive officers, employees, directors and their affiliates with significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets.
Issuance of Undesignated Preferred Stock. Our board of directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.
Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting. Our amended and restated certificate of incorporation provides that, upon the conversion of our Class A common stock and Class B common stock into a single class of common stock, our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock would not be able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws.
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In addition, our amended and restated bylaws provide that special meetings of the stockholders may be called only by the chief executive officer, the president (in the absence of a chief executive officer), the lead independent director or a majority of our board of directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.
Advance Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.
Board Classification. Our amended and restated certificate of incorporation provides that our board of directors will be divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve for a three-year term. Our classified board of directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.
Election and Removal of Directors. Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that establish specific procedures for appointing and removing members of our board of directors. Under our amended and restated certificate of incorporation and amended and restated bylaws, upon the conversion of our Class A common stock and Class B common stock into a single class of common stock, vacancies and newly created directorships on our board of directors may be filled only by a majority of the directors then serving on our board of directors. Under our amended and restated certificate of incorporation and amended and restated bylaws, directors may be removed only for cause and, in addition to any other vote required by law, upon the affirmative vote of the holders of at least two-thirds of the shares then entitled to vote at an election of directors.
No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not expressly provide for cumulative voting. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of directors’ decision regarding a takeover.
Amendment of Charter Provision. Any amendment of the above provisions in our amended and restated certificate of incorporation would require approval by holders of at least two-thirds of our then outstanding Class A and Class B common stock.
Delaware Anti-Takeover Statute. We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
•prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
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•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of Class A common stock held by stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street, Canton, MA 02021, and its telephone number is (877) 373-6374.
Exchange Listing
Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “NTNX.”
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SELLING SECURITYHOLDERS
On September 24, 2020, we issued $750,000,000 aggregate principal amount of the Notes to Bain, pursuant to the Investment Agreement. The Notes (including any Notes to be issued as payment in kind interest on the outstanding Notes over the term of the Notes) shall be initially convertible into an aggregate of 31,371,717 shares of Class A common stock. The Notes were issued (and, in the case that any additional Notes are issued as payment in kind interest on the outstanding Notes, will be issued) in transactions exempt from the registration requirements of the Securities Act. With certain exceptions, Bain is subject to certain transfer restrictions pursuant to the Investment Agreement that contractually prohibit the transfer or any sale of the shares of Class A common stock issuable upon conversion of the Notes by Bain to a non-affiliated third-party until the earliest of (i) September 24, 2021 and (ii) the consummation of any Change in Control (as defined in the Investment Agreement) or entry into a definitive agreement for a transaction that, if consummated, would result in a change of control of the Company or Fundamental Change (as defined in the Indenture).
Pursuant to the Investment Agreement, as amended on September 24, 2020, Bain and its affiliates are entitled to have two nominees designated to our Board of Directors initially, and such director nomination rights are subject to certain minimum holding and proportional voting requirements. In connection with the foregoing, Max de Groen and David Humphrey of Bain have been appointed to our Board of Directors.
For purposes of this prospectus, Bain includes its permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of Bain’s interests. Our registration of the shares of Class A common stock issuable upon conversion of the Notes does not necessarily mean that Bain will sell all or any of such shares of Class A common stock. The following table sets forth certain information as of September 21, 2020 concerning the shares of Class A common stock that may be offered from time to time by Bain with this prospectus. The information is based on information provided by or on behalf of Bain. In the table below, the number of shares of Class A common stock that may be offered pursuant to this prospectus is calculated based on the conversion rate, as of the date of this prospectus, of 36.0360 shares of common stock per $1,000 aggregate principal amount of Notes. The number of shares of common stock issuable upon conversion of the Notes is subject to adjustment under certain circumstances described in the indenture governing the Notes. Accordingly, the number of shares of common stock issuable upon conversion of the Notes and the number of shares of common stock beneficially owned and offered by Bain pursuant to this prospectus may increase or decrease from that set forth in the table below. Information about Bain may change over time. Any changed or new information given to us by Bain will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

	Number of Shares of Class A Common Stock Beneficially Owned and Offered Hereby (1)	Percentage of Shares of Class A Common Stock Beneficially Owned and Offered Hereby (2)	Shares Beneficially Owned After the Offering (3)
BCPE Nucleon (DE) SPV, LP	31,371,717	14%	—

(1)Represents the maximum number of shares of Class A common stock issuable upon conversion of the Notes, which consist of (i) $750,000,000 in aggregate principal amount currently owned by the selling securityholder named herein plus (ii) the additional principal amount at maturity of the Notes that would be outstanding if all interest payments over the term of the Notes were paid in kind, and assumes for each $1,000 in principal amount of the Notes a conversion rate, as of the date of this prospectus, of 36.0360 shares of Class A common stock upon conversion and full physical settlement. This conversion rate is subject to adjustment, however, as described in this prospectus in the section entitled “Prospectus Summary—Our Business—Bain Transaction.” As a result, the number of shares of common stock issuable upon conversion of the Notes may increase or decrease in the future.
(2)The percentage reflects the 192,049,543 shares of our Class A common stock outstanding as of September 21, 2020 and gives effect to the total number of shares of common stock beneficially owned and offered hereby by Bain, assuming full physical settlement.
(3)The table assumes that Bain sells all of its shares offered pursuant to this prospectus. We are unable to determine the number of shares that will actually be sold pursuant to this prospectus.

Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (including the investment agreement and documents related to director positions with the Company), Bain does not have, and within the last three years has not had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities.

PLAN OF DISTRIBUTION
Bain, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of Class A common stock (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
Bain will not pay any of the costs, expenses and fees incurred in connection with the registration and sale of the Securities covered by this prospectus, but it will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Securities. We will not receive any proceeds from the sale of the shares of Class A common stock covered hereby.
Bain may sell the Securities covered by this prospectus, as it may be amended and supplemented, from time to time, and may also decide not to sell all or any of the Securities that it is allowed to sell under this prospectus. Bain will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by Bain in one or more types of transactions, which may include:
•purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from Bain and/or the purchasers of the Securities for whom they may act as agent;
•one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•ordinary brokerage transactions or transactions in which a broker solicits purchases;
•purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;
•the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares of our Class A common stock and, in the case of any collateral call or default on such loan or obligation, pledges or sales of shares of our Class A common stock by such pledgees or secured parties;
•short sales or transactions to cover short sales relating to the Securities;
•one or more exchanges or over the counter market transactions;
•through distribution by Bain or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);
•privately negotiated transactions;
•the writing of options, whether the options are listed on an options exchange or otherwise;
•distributions to creditors and equity holders of Bain; and
•any combination of the foregoing, or any other available means allowable under applicable law.

Bain may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.
Bain may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus, including the Notes, to third parties in privately negotiated transactions.
In connection with those sale, forward sale or derivative transactions, the third parties (or underwriters on their behalf) may sell shares of our Class A common stock, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in our Class A common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by Bain or borrowed from Bain or others to settle such third-party sales or to close out any related open borrowings of our Class A common stock. The third parties or underwriters selling shares of our Class A common stock on their behalf may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.
In addition, Bain may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with Bain. Bain may also sell securities short and redeliver securities to close out such short positions. Bain may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. Bain also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or Bain’s securities or in connection with the offering of other securities not covered by this prospectus.
To the extent necessary, the specific terms of the offering of the Securities, including the specific Securities to be sold, the name of Bain, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. Bain may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from Bain at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described in, and be subject to the conditions set forth in, a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Bain. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by Bain may arrange for other broker-dealers to participate in the resales.

In connection with sales of Securities covered hereby, Bain and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for Bain may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by Bain and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling securityholders who are an “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the Nasdaq Stock Market in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.
We and Bain have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or Bain may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or Bain or their affiliates in the ordinary course of business.
Bain will be subject to the applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by Bain. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.
In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.
In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the Nasdaq Stock Market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.
LEGAL MATTERS
The validity of the shares of Class A common stock in respect of which this prospectus is being delivered will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS
The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended July 31, 2020, and the effectiveness of Nutanix Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.nutanix.com. Information accessible on or through our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to have been furnished and not filed with the SEC pursuant to Items 2.02 or Item 7.01 of any Current Report on Form 8-K or related exhibits furnished pursuant to Item 9.01 of any Current Report on Form 8-K or otherwise permitted by SEC rules), until the offering of the Class A common stock being registered under the registration statement is terminated or completed:
•Annual Report on Form 10-K for the fiscal year ended July 31, 2020, filed with the SEC on September 23, 2020; and
•Current Reports on Form 8-K filed on August 27, 2020 and September 24, 2020.
You may request a copy of these filings, at no cost, by contacting us at the following address:
Nutanix, Inc.
Attn: Investor Relations
1740 Technology Drive, Suite 150
San Jose, California 95110

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The registrant will pay all reasonable expenses incident to the registration of the shares other than any commissions and discounts of underwriters, dealers or agents. Such expenses are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Amount to be paid
SEC registration fee	$111,746.19
Legal fees and expenses	25,000.00
Accounting fees and expenses	15,000.00
Total	$151,746.19
Item 15. Indemnification of Directors and Officers
The following summary is qualified in its entirety by reference to the complete DGCL and the registrant’s certificate of incorporation as amended to date (“Charter”) and the registrant’s Bylaws as amended to date (the “Bylaws”).
The Charter provides that a director shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL. The Bylaws provide that the registrant shall, to the maximum extent and in the manner permitted by the DGCL, indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the registrant.
Under Section 145 of the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorney’s fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation. The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses, judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful.
The registrant is governed by the provisions of the DGCL permitting the registrant to purchase director’s and officer’s insurance to protect itself and any director, officer, employee or agent of the registrant. The registrant has an insurance policy which insures the directors and officers of the registrant and its subsidiaries against certain liabilities which might be incurred in connection with the performance of their duties. The registrant also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.
1

Item 16. Exhibits
The following Exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Exhibit
1.1^	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities).
3.1	Amended and Restated Certificate of Incorporation of Nutanix, Inc. (incorporated by reference to Exhibit 3.1 to Nutanix’s Quarterly Report on Form 10-Q filed on December 8, 2016 (File No. 001-37883)).
3.2	Amended and Restated Bylaws of Nutanix, Inc. (incorporated by reference to Exhibit 3.4 to Nutanix’s Amendment to Registration Statement on Form S-1/A filed on May 27, 2016 (File No. 333-208711)).
4.1
Indenture, dated as of September 24, 2020, between Nutanix, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Nutanix’s Current Report on Form 8-K filed on September 24, 2020 (File No. 001-37883)).

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.1
Investment Agreement, dated as of August 26, 2020, by and among Nutanix, Inc. and BCPE Nucleon DE) SPV, LP (incorporated by reference to Exhibit 10.1 to Nutanix’s Current Report on Form 8-K filed on August 27, 2020 (File No. 001-37883)).

10.2
Amendment to Investment Agreement, dated as of September 24, 2020, by and between Nutanix, Inc. and BCPE Nucleon (DE) SPV, LP (incorporated by reference to Exhibit 10.1 to Nutanix's Current Report on Form 8-K filed on September 24, 2020 (File No. 001-37883)).

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (contained on signature page hereto).

^    To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
*    Filed herewith.

Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);
(ii)to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 24, 2020.

NUTANIX, INC.
By: /s/ Dheeraj Pandey
Name: Dheeraj Pandey
Title: Chief Executive Officer and Chairman
POWER OF ATTORNEY
REGISTRATION STATEMENT ON FORM S-3
NUTANIX, INC.
KNOW ALL PERSONS BY THESE PRESENTS:
Each of the undersigned directors or officers of Nutanix, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Dheeraj Pandey and Duston M. Williams, and each of them, as his or her true and lawful attorney-in-facts, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-3 of the Company, and any and all amendments (including post-effective amendments) to such Registration Statement and any Registration Statement relating to any offering made pursuant to this Registration Statement, and to file such Registration Statement(s) and any and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dheeraj Pandey Dheeraj Pandey	Chief Executive Officer and Chairman (Principal Executive Officer)	September 24, 2020
/s/ Duston M. Williams Duston M. Williams	Chief Financial Officer (Principal Financial Officer)	September 24, 2020
/s/ Aaron Boynton Aaron Boynton	Chief Accounting Officer (Principal Accounting Officer)	September 24, 2020
/s/ Jeffrey T. Parks Jeffrey T. Parks	Director	September 24, 2020
/s/ Ravi Mhatre Ravi Mhatre	Director	September 24, 2020
/s/ Steven J. Gomo Steven J. Gomo	Director	September 24, 2020
/s/ Susan L. Bostrom Susan L. Bostrom	Director	September 24, 2020
/s/ Craig Conway Craig Conway	Director	September 24, 2020
/s/ Brian M. Stevens Brian M. Stevens	Director	September 24, 2020
/s/ Sohaib Abbasi Sohaib Abbasi	Director	September 24, 2020
/s/ Virginia Gambale Virginia Gambale	Director	September 24, 2020
/s/ David Humphrey David Humphrey	Director	September 24, 2020
/s/ Max de Groen Max de Groen	Director	September 24, 2020